                                                                  Exhibit 4.11



                      COMMON SECURITIES GUARANTEE AGREEMENT

                              Lomak Financing Trust

                          Dated as of October 22, 1997




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                                TABLE OF CONTENTS
                                -----------------


                                                                                                      Page


                                                 ARTICLE I
                                      DEFINITIONS AND INTERPRETATION

         SECTION 1.1. Definitions Interpretation.........................................................3


                                                ARTICLE II
                                                 GUARANTEE

         SECTION 2.1. Guarantee..........................................................................5
         SECTION 2.2. Waiver of Notice and Demand........................................................5
         SECTION 2.3. Obligations Not Affected...........................................................5
         SECTION 2.4. Rights of Holders..................................................................6
         SECTION 2.5. Guarantee of Payment...............................................................6
         SECTION 2.6. Subrogation........................................................................7
         SECTION 2.7. Independent Obligations............................................................7


                                                ARTICLE III
                                 LIMITATION OF TRANSACTIONS; SUBORDINATION

         SECTION 3.1. Limitation of Transactions.........................................................7
         SECTION 3.2. Subordination......................................................................8


                                                ARTICLE IV
                                                TERMINATION

         SECTION 4.1. Termination........................................................................8


                                                 ARTICLE V
                                               MISCELLANEOUS

         SECTION 5.1. Successors and Assigns.............................................................8
         SECTION 5.2. Amendments.........................................................................9
         SECTION 5.3. Notices............................................................................9
         SECTION 5.4. Benefit.......................................................................... 10
         SECTION 5.5. Governing Law.................................................................... 10



                                        2

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         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S.
         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT
         (A) TO LOMAK PETROLEUM, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE BANK OF NEW YORK, AS TRUSTEE (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, THE TRANSFER AGENT FOR THE COMMON STOCK), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR TRANSFER AGENT) OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR, IF THIS CERTIFICATE


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         EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT
         SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT). IF THIS CERTIFICATE DOES NOT EVIDENCE COMMON STOCK AND IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS LOMAK PETROLEUM, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.



                                        2

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                                   ASSIGNMENT

                   [FORM OF ASSIGNMENT FOR, COMMON SECURITIES
                         THAT ARE NOT GLOBAL DEBENTURES]


For value received ___________________ hereby sell(s), assign(s) and transfer(s)
unto__________________________                    (Please insert Social security
                                                  or other taxpayer
                                                  identification number of
                                                  assignee.)

the within Security and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Common Security on the books of the Lomak Financing Trust, with full power of substitution in the premises.

In connection with any transfer of the within Common Security occurring prior to the Transfer Restriction Termination Date, the undersigned confirms that such Security is being transferred:

         [ ] To Lomak Petroleum, Inc. (the "Company") or a subsidiary thereof; or

         [ ] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

         [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;


                                        3

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and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                                               |   |
         ---                                    ---     The transferee is an
        |   |                                           Affiliate of the
                                                        Company.


Dated:
       --------------------------


                                             --------------------------


                                             --------------------------
                                                    Signature(s)

                                             Signature(s) must be guaranteed by
                                             a commercial bank or trust company
                                             or a member firm of a major stock
                                             exchange.

                                             ----------------------------------
                                                      Signature Guarantee*


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.




----------------

     *(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                      COMMON SECURITIES GUARANTEE AGREEMENT


                  This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of October 22, 1997, is executed and delivered by Lomak Petroleum, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Lomak Financing Trust, a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of October 22, 1997, among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 74,227 common securities, having an aggregate stated liquidation amount of $3,711,350, designated the 5-3/4% Common Securities (the "Common Securities");

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Convertible Preferred Securities (as defined herein), except that (as set forth herein) if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Convertible Preferred Securities to receive Guarantee Payments under the Convertible Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions Interpretation
             --------------------------



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                  In this Common Securities Guarantee, unless the context
otherwise requires:

                  (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

                  (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

                  (f) a reference to the singular includes the plural and vice versa.

                  "Convertible Preferred Securities" mean the securities representing preferred undivided beneficial interests in the assets of the Issuer.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions or Liquidated Damages Amounts (as such term may be defined in a supplement to the Indenture or a registration rights agreement entered into in connection with the Common Securities) which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor,
(ii) the redemption price (the "Redemption Price"), and all accrued and unpaid Distributions to the date of redemption to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration or the redemption of all of the Convertible



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Preferred Securities), the lesser of (a) the aggregate of liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Convertible Preferred Securities to receive Guarantee Payments.

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

                  "Trust Securities" shall mean the Common Securities and the Convertible Preferred Securities.


                                   ARTICLE II
                                    GUARANTEE

SECTION 2.1. Guarantee
             ---------

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of setoff or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2. Waiver of Notice and Demand
             ---------------------------

                  The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3. Obligations Not Affected
             ------------------------

                  The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee



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shall in no way be affected, increased or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                           (e) any invalidity of, or defect or deficiency in, the Common Securities;

                           (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                           (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.



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There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4. Rights of Holders
             -----------------

                  The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5. Guarantee of Payment
             --------------------

                  This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6. Subrogation
             -----------

                  The Guarantor shall be subrogated to all rights (if any) of the Holders of Common Securities against the Issuer in respect of any amounts paid directly or indirectly to such Holders by the Guarantor under this Common Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders. If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Convertible Preferred Securities to receive Guarantee Payments under the Convertible Preferred Securities Guarantee.

SECTION 2.7. Independent Obligations
             -----------------------

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.



                                        9

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                                   ARTICLE III
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1. Limitation of Transactions
             --------------------------

                  So long as any Common Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Guarantor shall be in default with respect to its payment or other obligations under this Common Securities Guarantee or (iii) there shall have occurred and be continuing an Event of Default under the Declaration then (a) the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of Common Stock,
(ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged for capital stock of the Company, (iv) dividends or distributions in Common Stock of the Company, or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan or the issuance of stock under any such plan (including the plan existing on the date hereof) in the future, or the redemption or repurchase of any such rights pursuant thereto) or make any guarantee payments with respect to the foregoing and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures.

SECTION 3.2. Subordination
             -------------

                  This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter



                                       10

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entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE IV
                                   TERMINATION

SECTION 4.1. Termination
             -----------

                  This Common Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Guarantor's common stock to the Holders in respect of the conversion of all of the Common Securities into the Guarantor's common stock or upon the distribution of the Debentures to the Holders of all of the Common Securities, or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.




                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1. Successors and Assigns
             ----------------------

                  All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2. Amendments
             ----------

                  Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 5.3. Notices
             -------


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                  All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                           Lomak Financing Trust
                           c/o Lomak Petroleum, Inc.
                           500 Throckmorton Street
                           Fort Worth, TX  76102
                           Attention:  John H. Pinkerton
                           Facsimile No:  (817) 870-2914

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                           Lomak Petroleum, Inc.
                           500 Throckmorton Street
                           Fort Worth, TX  76102
                           Attention:  John H. Pinkerton
                           Facsimile No:  (817) 870-2914


                  (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4. Benefit
             -------

                  This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5. Governing Law
             -------------

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE



                                       12

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LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES
THEREOF.

                  THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                          LOMAK PETROLEUM, INC.




                                          By:
                                             -----------------------------------
                                                   Name:
                                                   Title: